UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2024

REVIVA PHARMACEUTICALS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38634	85-4306526
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10080 N. Wolfe Rd., Suite SW3-200 Cupertino, CA	95014
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 501-8881

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RVPH	Nasdaq Capital Market
Warrants to purchase one share of Common Stock	RVPHW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Fiscal 2023 Bonus Determinations

On September 15, 2024, the Compensation Committee (the “Committee”) of the Board of Directors of Reviva Pharmaceuticals Holdings, Inc. (the “Company”) determined the amount of incentive bonuses earned by the Company’s named executive officers for fiscal 2023 based on the Committee’s assessment of performance criteria established by the Committee. In connection with such determination, the Committee awarded Dr. Laxminarayan Bhat, the Company’s President and Chief Executive Officer, and Narayan Prabhu, the Company’s Chief Financial Officer, incentive bonuses of $157,500 and $95,940, respectively, paid in lieu of cash payment in the form of immediately vested stock options having a substantially equivalent Black-Scholes value. As a result, in payment for the foregoing incentive bonuses, on September 15, 2024 (the “Grant Date”), the Committee granted Dr. Bhat and Mr. Prabhu immediately exercisable options under the Company’s 2020 Equity Incentive Plan (the “2020 Plan”) to purchase 158,451 and 96,519 shares of the Company’s common stock, respectively, at an exercise price of $1.20 per share, based on the closing price of the Company’s common stock on September 13, 2024, the most recent date preceding the Grant Date on which trades were recorded, in accordance with the terms of the 2020 Plan.

This incentive bonus compensation information was not reflected in the Summary Compensation Table included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Securities and Exchange Commission on April 15, 2024 (the “Annual Report”), because the amount of the bonuses had not been determined at the time of filing the Annual Report. In accordance with Item 5.02(f) of Form 8-K, the table below updates the Non-Equity Incentive Plan Compensation and Total columns in the fiscal 2023 Summary Compensation Table for the named executive officers previously set forth in the Annual Report. No other amounts have changed.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards (1)($)	Non-Equity Incentive Plan Compensation (2)($)	All Other Compensation ($)	Total ($)
Laxminarayan Bhat, PhD	2023	450,000	-	2,157,247	157,500	-	2,764,747
Chief Executive Officer and President(3)	2022	400,000	160,000	-	-	-	560,000
Narayan Prabhu	2023	325,000	-	827,838	95,940	-	1,248,778
Chief Financial Officer(4)	2022	275,000	137,500	-	-	-	412,500

(1)
Amounts reflect the grant date fair value of option awards granted in 2023 and 2022 in accordance with Accounting Standards Codification Topic 718. For information regarding assumptions underlying the valuation of equity awards, see Note 6 to the Company’s Consolidated Financial Statements included in the Annual Report. These amounts do not correspond to the actual value that may be received by the named executive officers if the stock options are exercised.

(2)
Amounts reflect, in accordance with Accounting Standards Codification Topic 718, the grant date fair value of options to purchase the Company’s common stock granted to the respective named executive officer in payment of the incentive bonus earned by each such named executive officer for fiscal 2023. The amount of incentive bonus earned for 2023 was determined by the Committee on September 15, 2024 and was paid in the form of fully vested options granted on such date in lieu of cash. The value of option grants was calculated on the Grant Date using the simplified method and based on the Black-Scholes option pricing model, with the inputs being a stock price of $1.20, an exercise price of $1.20, an expected term of 5 years, a risk-free rate of 3.37%, a volatility of 118% and an expected dividend rate of 0%. These amounts do not correspond to the actual value that may be received by the named executive officers if the stock options are exercised.

(3)	Laxminarayan Bhat has served as Chief Executive Officer and President since the formation of Old Reviva in May 2006.
(4)	Narayan Prabhu began serving as our Chief Financial Officer on December 14, 2020.

Also on the Grant Date, the Committee determined the amount of the incentive bonus earned for fiscal 2023 by Seema Bhat, the Company’s Vice President for Program & Portfolio Management and the spouse of Dr. Bhat, based on the Committee’s assessment of performance criteria established by the Committee. In connection with such determination, the Committee awarded Ms. Bhat a bonus of $77,376, paid in the form of immediately vested stock options in lieu of cash payment. As a result, in payment for Ms. Bhat’s incentive bonus, on the Grant Date, Ms. Bhat was granted by the Committee immediately exercisable options to purchase an aggregate of 77,843 shares of the Company’s common stock at an exercise price of $1.20 per share, based on the closing price of the Company’s common stock on September 13, 2024, the most recent date preceding the Grant Date on which trades were recorded, in accordance with the terms of the 2020 Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVIVA PHARMACEUTICALS HOLDINGS, INC.

Dated: September 17, 2024	By:	/s/ Narayan Prabhu
	Name:	Narayan Prabhu
	Title:	Chief Financial Officer